UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2009 (November 12, 2009)

JER Investors Trust Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32564	75-3152779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Boulevard, Suite 1600, McLean, VA	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (703) 714-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 12, 2009, JERIT Finance Co JPM, LLC (“JERIT Finance”), a wholly owned subsidiary of JER Investors Trust Inc. (the “Company”), received written notice (the “Notice”) from J.P. Morgan Securities Inc. (“J.P. Morgan”) that the Company had breached the minimum tangible net worth covenant as of the September 30, 2009 compliance date (the “Covenant Breach”) of the Guaranty, dated as of September 12, 2008, as amended on September 26, 2008 and December 17, 2008, between the Company and J.P. Morgan (the “Guaranty”). The Guaranty was entered into in conjunction with the Master Repurchase Agreement, dated as of September 12, 2008, as amended on December 17, 2008, between JERIT Finance and J.P. Morgan (the “Repurchase Agreement”). JERIT Finance’s borrowings under the Repurchase Agreement were $8.1 million as of November 6, 2009.

The Notice stated that J.P. Morgan will temporarily forbear from declaring an event of default under the Repurchase Agreement due to the Covenant Breach. For so long as J.P. Morgan forbears from declaring such event of default under the Repurchase Agreement, the repayment of the debt incurred by JERIT Finance thereunder, the repayment of which is guaranteed by the Company pursuant to the Guaranty, will not be accelerated due to the Covenant Breach. The Repurchase Agreement matures on December 22, 2009; however, the Company believes that it is unlikely the Repurchase Agreement will be extended or renewed by J.P. Morgan at its maturity. As a result, the Company is currently seeking a replacement source of financing. If JERIT Finance is unable to finance or refinance the amounts outstanding under the Repurchase Agreement upon acceleration of repayment thereof due to the Covenant Breach or upon maturity of the Repurchase Agreement, the collateral that serves as security for the Repurchase Agreement may be liquidated or seized by J.P. Morgan in order to satisfy outstanding borrowings under the Repurchase Agreement. To the extent that the proceeds of the liquidation or credit for the seizure of such collateral is insufficient to satisfy outstanding borrowings, and JERIT Finance is not able to finance or refinance such deficiency, J.P. Morgan could make a further claim against the Company for the difference as the Repurchase Agreement is fully recourse to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JER Investors Trust Inc.
(Registrant)

Date: November 18, 2009	By:	/S/ J. MICHAEL MCGILLIS
	Name:	J. Michael McGillis
	Title:	Chief Financial Officer